UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2005

Mega-C Power Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-32529	02-1334752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, 9th Floor, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 796-5555

14 Pico Cres, Thornhill, Ontario, Canada L4J 8P4

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into A Material Definitive Agreement

Execution and Effectiveness of the Settlement Agreement

On December 12, 2005, Mega-C Power Corporation (“Mega-C”), represented by its Chapter 11 Trustee William M. Noall (“Trustee”), entered into a Settlement Agreement (the “Agreement”) with Axion Power International, Inc. (“Axion”) and the following other parties: (a) Mega-C’s subsidiary, Mega-C Power Corporation, an Ontario corporation (“Mega-C Ontario”); (b) Axion’s wholly owned subsidiary, Axion Power Corporation, a Canadian federal corporation (“Axion Ontario”); (c) Axion’s wholly owned subsidiary, C and T Co. Inc., an Ontario corporation (“C & T”); (d) Robert Averill, Joe Piccirilli, The Canadian Consultants Bureau Inc., James Smith, James Eagan, Tom Granville (“Granville”), Joe Souccar, HAP Investments, LLC, Paul Bancroft (collectively, the “Lenders”), Glenn Patterson, Igor Filipenko, Ron Bibace, and Kirk Tierney (collectively, except for Paul Bancroft and HAP Investments, LLC, the “Founders”), and Infinity Group, LLC, James Keim and Turitella Corporation (collectively with the Founders, the “Investors”); (e) the trust created by the Trust Agreement For the Benefit of Shareholders of Mega-C Power Corporation (“Shareholders Trust”); (f) Sally Fonner (“Fonner”) in both her capacity as Mega-C’s sole officer and director as of the Petition Date (as defined below) and as trustee of the Shareholders Trust; (g) Yuri Volkovich and Pavel Shmatko (the “Scientists”); and (h) Albert Shtemberg, Edward Shtemberg, C&T Co., Inc. in Trust, Oksana Fylypenko, Andriy Malitskiy, Valeri Shtemberg, Yuri Shtemberg, Victor Eshkenazi, Miraslav E. Royz, and Rimma Shtemberg (collectively, with the Scientists, the “C&T Scientists”). A copy of the Agreement is included as an Exhibit to this Form 8-K.

On December 12, 2005, the Trustee submitted the Agreement to the U.S. Bankruptcy Court for the District of Nevada (the “Court”) for approval by filing a Motion to Approve Settlement Agreement with Axion et al. Pursuant to Fed. R. Bankr. P. 9019 (the “9019 Motion”). Except as otherwise stated in the Agreement (which exceptions include the payment of certain fees and costs of the Mega-C estate through the sale of up to 1,000,000 shares of Axion common stock upon approval of the 9019 Motion, as discussed below), the Agreement shall be deemed null and void if the Court does not: (a) approve the 9019 Motion, (b) approve a Disclosure Statement filed pursuant to Section 1125 of the Bankruptcy Code, and (c) confirm a Chapter 11 Plan of Reorganization for Mega-C (the “Plan”) under Section 1129 of the Bankruptcy Code, or if the Plan is not consummated.

A brief description of the material relationships between Mega-C (or its affiliates) and the other parties to the Agreement, as well as a brief description of the terms and conditions of the Agreement that are material to Mega-C are set forth below.

Brief description of the material relationships between Mega-C and the other parties to the Agreement

C&T was the owner of a lead-acid-carbon energy storage device (the “Technology”). Pursuant to certain agreements, Mega-C was granted a license to the Technology for stationary applications. Thereafter, C&T, Mega C Technologies, Inc. (“Mega C Tech”), and Mega-C, the

parties to said agreements, asserted various defaults and terminations of these agreements, the effects of which remain a matter of dispute.

In the summer of 2003, the Lenders loaned Mega-C $390,000 and sought to determine if Mega-C’s affairs could be restructured. Thereafter, the Founders formed Axion Ontario, which entered into an agreement with C&T to develop and license the Technology. In December 2003, Axion acquired Axion Ontario in a business combination that was structured as a reverse takeover. In January 2004, C&T, Axion Ontario, and Axion entered into an agreement that provided that Axion purchase all of C&T’s right, title, and interest in the Technology.

Effective as of December 31, 2003, Axion, as grantor, created an irrevocable trust, the Shareholders Trust, which Axion stated was for the benefit of Mega-C’s creditors and equity security interest holders. Fonner is currently the trustee of the Shareholders Trust. The corpus of the Shareholder Trust is presently 7,827,500 shares of Axion common stock held by the Shareholders Trust (the “Axion Stock”).

On April 6, 2004 (the “Petition Date”), Axion Ontario, Axion, and Granville commenced an involuntary bankruptcy case against Mega-C with the Court, titled In re: Mega-C Power Corporation, Case Number BK-N-04-50962-GWZ (the “Case,” and the estate in such Case, the “Estate”). The C&T Scientists, Axion, Axion Ontario, and a number of the Founders and the Lenders, among others, have filed proofs of claim or asserted administrative claims in the Case. On March 2, 2005, the Court appointed William M. Noall as the Chapter 11 trustee for Mega-C.

On June 7, 2005, the Trustee commenced an adversary proceeding against Fonner as trustee of the Shareholder Trust, Bankruptcy Adversary No. 05-05042-GWZ (“Trust Adversary”), before the Court, seeking to recover 7,327,500 shares of Axion common stock in the Shareholders Trust as property of the Estate, among other things.

On July 27, 2005, Axion and Axion Ontario commenced an adversary proceeding against the Trustee and Fonner, in her capacity as trustee of the Shareholders Trust, Bankruptcy Adversary No. 05-05082-GWZ, before the Court (“Axion Adversary”), seeking, among other declaratory relief, a declaratory judgment that Mega-C’s license to commercialize the Technology was terminated, that Mega-C does not have any interest in the Technology as property of the Estate, and that the corpus of the Shareholders Trust is not property of the Estate.

Brief description of the terms and conditions of the Agreement that are material to Mega-C.

On the effective date of the Plan (“Effective Date”), which will be jointly proposed by the Trustee, Axion, Axion Ontario, and the Founders, 5,700,000 shares of the Axion Stock (“Plan Funding Shares”) shall be allocated between the Liquidation Trust and Second Amended Shareholders Trust, as defined below, for the benefit of the Estate. The remaining balance of shares in the Shareholder Trust shall be distributed to Axion and Axion will cancel a minimum of 1,500,000 of these shares.

On the Effective Date, a liquidation trust (“Liquidation Trust”) shall be formed as provided for in the Liquidation Trust Agreement to be attached to the Plan. A sufficient amount of Plan Funding Shares will be allocated to the Liquidation Trust to pay in full allowed administrative expenses in the Case and unclassified claims of the Estate, Effective Date cash conditions of the Plan, and allowed priority and unsecured claims of the Estate, as well as to fund any disputed claims reserve. The Liquidation Trust will also assume any and all of Mega-C’s remaining assets (including claims) and liabilities. Any cash or Plan Funding Shares delivered to the Liquidation Trust that remain after payment in full of all allowed unclassified claims of the Estate, Effective Date cash conditions, and allowed priority and unsecured claims of the Estate, shall be delivered to the Second Amended Shareholder Trust, as defined below, for distribution to allowed equity security interests.

On the Effective Date, the Shareholders Trust shall be amended and restated as provided for in the Second Amended and Restated Trust Agreement For the Benefit of Shareholders of Mega-C Power Corporation to be attached to the Plan (as so amended, the “Second Amended Shareholders Trust”). Fonner will resign and a new independent trustee will be appointed. The Second Amended Shareholders Trust shall retain the balance of Plan Funding Shares for the benefit and satisfaction of allowed equity security interests of the Estate. The costs and expenses of the Liquidation Trust and the Second Amended Shareholders Trust will be expenses of the Estate and the Liquidation Trust, to be paid from the liquidation of Plan Funding Shares.

Upon approval of the 9019 Motion and until the Effective Date, Fonner, in consultation with the Trustee and Axion, shall commence liquidation of up to 1,000,000 shares of Plan Funding Shares held by the Shareholders Trust for purposes of immediately funding the fees and costs of administration of the Estate and to fund the anticipated cash required to confirm the Plan, the Effective Date conditions of the Plan, and the balance of the classified and unsecured claims. On the Effective Date, the balance of any remaining proceeds from the liquidation of those Plan Funding Shares, together with any remaining portion of those 1,000,000 shares and the remaining Plan Funding Shares, as required to fund payment of all allowed classified and unsecured claim and disputed claims reserves, the shall be delivered to the Liquidation Trust as property of the Estate.

On the Effective Date, any and all interests of the Estate, Mega-C or Mega-C Ontario in the Technology, shares of Mega C Tech, or physical assets under Axion, Axion Ontario, or C&T’s control will be transferred to Axion.

On the Effective Date, the Trust Adversary and the Axion Adversary shall each be dismissed with prejudice. Until then, the proceedings are stayed. Axion and Axion Ontario shall withdraw with prejudice all of their proofs of claim and the scheduled claim of Axion Ontario, except that they shall have an allowed claim in the total sum of $100.00 as a non-priority, unsecured claim subordinated to all other creditors’ claims. C&T and the C&T Scientists will also withdraw with prejudice all proofs of claim or proofs of interest set forth in Schedule A attached to the Agreement, which amount to 950,000 shares of Axion common stock. The Lenders’ claims for the $390,000.00 loaned to Mega-C will be allowed, unsecured claims for distribution under the Plan and all other proofs of claim and proofs of interest filed by the Lenders and Founders shall be deemed proofs of equity securities interests. Additionally, the Agreement provides releases for the parties to the Agreement on the Effective Date.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

10.1	Settlement Agreement by and among Mega-C Power Corporation, Axion Power International, Inc., and the other named parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA-C POWER CORPORATION

Date: December 16, 2005	By:	/s/ WILLIAM M. NOALL
WILLIAM M. NOALL, ESQ.
Chapter 11 Trustee for Mega-C Power Corporation